Exhibit 99.1

Contact:	Todd Flowers
Senior Vice President, Corporate Finance and Treasurer
(502) 596-7514

KINDRED HEALTHCARE AND SELECT MEDICAL HOLDINGS CORPORATION

COMPLETE ACQUISITION OF HOSPITALS FROM EACH OTHER

LOUISVILLE, Ky. (June 1, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed the sale of two of its transitional care hospitals (licensed as long-term acute care (“LTAC”) hospitals) and the acquisition of four LTAC hospitals operated by Select Medical Holdings Corporation (“Select”) (NYSE:SEM).

Kindred acquired leased hospitals in Indianapolis, Indiana (45 licensed beds), Houston, Texas (86 licensed beds), Denver, Colorado (28 licensed beds) and Colorado Springs, Colorado (30 licensed beds). Kindred sold its owned hospital in Cleveland, Ohio (108 licensed beds) and its leased hospital in Cleveland, Ohio (75 licensed beds) to Select. In connection with these transactions, Kindred paid approximately $800,000 in additional cash consideration to Select. The transaction did not include Kindred’s leased hospitals in Atlanta, Georgia (72 licensed beds) and Northern Indiana (32 licensed beds) and Select’s leased hospital in San Antonio, Texas (44 licensed beds). The parties are continuing their efforts to close on the Atlanta and San Antonio hospitals.

“We are excited to take a major step forward in closing this transaction and anticipate a seamless integration as we welcome our newest Kindred teammates from these newly acquired hospitals,” said Benjamin A. Breier, Kindred’s President and Chief Executive Officer. “This transaction is an important step in our ongoing efforts to reposition our LTAC business in front of LTAC criteria. We believe these new hospitals will improve our ability to Continue the Care for our patients in several important markets. This is how we deliver the most appropriate care and quickly transition patients to lower acuity care settings with the priority of returning them to independence at home while also creating enhanced value for patients, partners, employees and shareholders.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, the Company’s ability to integrate the operations of the acquired hospitals and realize the anticipated revenues, economies of scale, cost synergies and productivity gains resulting from the acquired hospitals, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare and Select Medical Holdings Corporation Complete Acquisition of Hospitals from Each Other

June 1, 2016

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At March 31, 2016, Kindred through its subsidiaries had approximately 102,000 employees providing healthcare services in 2,700 locations in 46 states, including 95 transitional care hospitals, 19 inpatient rehabilitation hospitals, 92 nursing centers, 20 sub-acute units, 618 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,752 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended March 31, 2016.

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